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                                                                     EXHIBIT 5.1


                                 JUNE 10, 1998


                                                                    202-639-7032

PHP Healthcare Corporation
11440 Commerce Park Drive, Suite 300
Reston, Virginia 20091

Dear Gentleman:

    We are acting as counsel to PHP Healthcare Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of the sale of 8,255,639 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), including (i) 45,000 shares of Common Stock (the "Warrant Shares") issuable upon the exercise of an outstanding Warrant, dated as of November 1, 1992, issued by the Company (the "Warrant"), (ii) 500,150 shares of Common Stock (the "NationsBank Shares") issuable to NationsBank, N.A. ("NationsBank") upon exercise of a warrant granted to NationsBank (the "NationsBank Warrant"), (iii) 500,000 shares (the "Kluge Shares") held by Chase Manhattan Bank, John W. Kluge and Stuart Subotnick Trustees U/A DTD 5/30/84 As Amended made by and for John W. Kluge and (iv) 7,210,489 shares of Common Stock (the "Conversion Shares") issuable upon the conversion of the Company's Series B Convertible Preferred Stock, par value $.01 (the "Series B Preferred Stock"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressely stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

    In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduced copies of such agreements, instruments, documents and records of the Company and its subsidiaries, such certificates of public officials and such other and (iii) received such information from officers and representatives of the Company and its subsidiaries and others as we have deemed necessary or appropriate for the purposes of this opinion.

    In all such examinations, we have assumed the legal capacity of all natural persons executing documents, documents (other than the capacity of officers of the Company executing documents in such capacity), the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in documents, certificates and oral or written statements and other information of or from officers and representatives of the Company, its subsidiaries and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

    Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

        1. The Warrant Shares have been duly authorized, and, when issued upon exercise of the Warrant in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

        2. The NationsBank Shares have been duly authorized, and, when issued upon exercise of the NationsBank Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

        3. The Kluge Shares have been duly authorized and validly issued and are fully paid and non-assessable.
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        4.  The Conversion Shares have been duly authorized, and, when issued upon conversion of the Series B Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

    The opinions expressed herein are limited to the General Corporation Law of the State of Delaware. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.


    We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                          Very truly yours,

                                          FRIED, FRANK, HARRIS, SHRIVER, &
                                          JACOBSON

                                          By: /s/ ANDREW P. VARNEY
                                                 Andrew P. Varney